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                                Exhibit 5.1


                               July 28, 1998


Electronic Transmission Corporation
5025 Arapaho Road, Suite 501
Dallas, Texas 75248

     Re: REGISTRATION STATEMENT ON FORM SB-2, AS AMENDED, OF ELECTRONIC TRANSMISSION CORPORATION (THE "REGISTRATION STATEMENT")
          ORIGINALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") ON MARCH 16, 1998

Ladies and Gentlemen:

     We have acted as counsel for Electronic Transmission Corporation, a Delaware corporation (the "Company"), in connection with the registration (the "Registration") of an aggregate of 642,968 shares (the "Shares") of common stock, par value $.001 per share, of the Company. The Shares are being registered for the benefit of certain Selling Stockholders, all as more fully described in the Registration Statement filed with the Commission under the Securities Act of 1933, as amended. Each of the defined terms used herein shall have the meaning assigned to them in the Registration Statement unless otherwise stated herein.

     For purposes of the opinions given herein, we have reviewed originals or copies authenticated to our satisfaction of the following documents: (1) Certificate of Incorporation, Bylaws, corporate minutes, corporate resolutions and other corporate documents of the Company, (2) the Registration Statement, and (3) such other documents, records, and matters pertaining to the Registration Statement that we have deemed necessary to review for purposes of this opinion (collectively, the "Transaction Documents").

     In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, we have assumed, without investigation, the accuracy of the representations, warranties, and covenants as to factual matters made in the Transaction Documents and the accuracy of representations and statements as to factual matters made by directors, officers and employees of the Company.

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Electronic Transmission Corporation
July 28, 1998
Page 2


     In addition to the assumptions outlined above, the opinions hereinafter expressed are subject, without investigation, to the following assumptions:

     1. The Transaction Documents are valid, binding, and enforceable, or will become valid, binding, and enforceable obligations of, the respective parties.

     2. All terms, provisions, and conditions of, or relating to, the Registration of the Shares are correctly and completely reflected in the Transaction Documents.

     Based upon our review of the Transaction Documents, upon the assumptions previously set forth in this opinion letter, and assuming that the Registration of the Shares and all other events occur as contemplated in the Registration Statement, we are of the opinion that the Shares are legally issued, fully paid and non-assessable shares of common stock of the Company.

     This opinion letter is limited to the matters expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

     Notwithstanding the preceding paragraph, we hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which forms a part thereof.

                                   Very truly yours,

                                   /s/ Jackson Walker L.L.P.

                                   JACKSON WALKER L.L.P.

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